Exhibit 23(a)

                      Consent of Independent Accountants

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 2, 1997 for: (1) the financial statements of Grove Property Trust as of December 31, 1996 and for each of the two years in the period ended December 31, 1996, (2) the combined financial statements of Grove Property Services Limited Partnership and Property Partnerships at December 31, 1996 and for the year ended December 31, 1996,
(3) the combined statements of revenues and certain expenses of the September 1997 Property Acquisitions for each of the two years in the period ended December 31, 1996 and (4) the combined statements of revenues and certain expenses of the Pending 1997 Property Acquisitions for each of the two years in the period ended December 31, 1996, in the Registration Statement (Form S-3 No. 333-_________) and related Prospectus of Grove Property Trust for the registration of 3,333,333 shares of its common stock.

     We also consent to the incorporation by reference therein of our reports with respect to: (1) the balance sheet of Grove Operating, L.P. at November
4, 1996 (dated November 4, 1996), (2) the combined financial statements of Grove Property Services Limited Partnership and Property Partnerships at December 31, 1995 and for each of the two years in the period ended December 31, 1995 (dated October 12, 1996), (3) the financial statements of Grove Cambridge Associates Limited Partnership at December 31, 1995 and for the year ended December 31, 1995 (dated October 12, 1996), all as included in Grove Property Trust's definitive Proxy Statement dated February 13, 1997, filed with the Securities and Exchange Commission.

     We also consent to the incorporation by reference therein of our reports with respect to the statements of revenues and certain expenses for: (1) Four Winds Apartments for the period September 28, 1995 to December 31, 1995 and for the year ended December 31, 1996 (dated May 22, 1997), (2) Brooksyde Apartments for the periods January 1, 1995 to September 30, 1995, October 1, 1995 to December 31, 1995 and the year ended December 31, 1996 (dated July 1,
1997), (3) Rivers Bend Apartments for the years ended December 31, 1995 and 1996 (dated May 22, 1997) and (4) Greenfield Village Apartments for the years ended December 31, 1995 and 1996 (dated July 1, 1997), included in Grove Property Trust's Current Reports on Form 8-K, dated May 30, 1997 and July 2, 1997, both as amended, and all as filed with the Securities and Exchange Commission.

                                                  /s/ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP

New York, New York
September 30, 1997